UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2024 (May 7, 2024)

TRANSCODE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40363	81-1065054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

TransCode Therapeutics, Inc.

6 Liberty Square, #2382
Boston, Massachusetts 02109

(Address of principal executive offices, including zip code)

(857) 837-3099

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RNAZ	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

TransCode Therapeutics, Inc. (the “Company”) intends to file a request for a hearing before a Nasdaq Hearings Panel (the “Panel”) on or before May 14, 2024, in response to a notice the Company received on May 7, 2024, (the “Notice”). The Notice was received from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) informing the Company that the Staff had determined that the Company has not regained compliance with the Nasdaq Listing Rule 5550(a)(2) (the "Minimum Bid Price Rule") and therefore the Company's common stock would be delisted from The Nasdaq Capital Market unless the Company appeals the Staff's delisting determination by requesting a hearing before the Panel. The Company's request for a hearing will stay any further delisting action by the Staff pending the ultimate outcome of the hearing. The Company's common stock will remain listed and eligible for trading on Nasdaq at least pending the ultimate conclusion of the hearing process.

As previously reported, on November 7, 2023, the Company received a notice from the Staff of Nasdaq notifying the Company that, for the 30 consecutive business day period between September 26, 2023 through November 6, 2023, the Company’s common stock had not maintained a minimum closing bid price of $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to the Minimum Bid Price Rule. In accordance with Listing Rule 5810(c)(3)(A)(the “Compliance Period Rule”), the Company was provided 180 calendar days, or until May 6, 2024, to regain compliance with the Minimum Bid Price Requirement.

The Notice from the Staff informed the Company that the Staff had determined that the Company has not regained compliance with the Minimum Bid Price Rule and is not eligible for a second 180-day compliance period, due to the Company’s failure to comply with the $5,000,000 minimum stockholders’ equity requirement for initial listing on The Nasdaq Capital Market as required under Listing Rule 5505(b)(1), or the alternatives as set forth under Listing Rules 5505(b)(2) and 5505(b)(3).

The Notice stated that the Company’s securities would be delisted from The Nasdaq Capital Market unless the Company appeals the Staff’s delisting determination by requesting a hearing before the Panel no later than 4:00 p.m. Eastern Time on May 14, 2024 to address the deficiencies and present a plan to regain compliance.

There can be no assurance that the Company will ultimately regain compliance and remain listed on Nasdaq.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. Examples of forward-looking statements in this Current Report on Form 8-K include, without limitation, statements regarding the Company’s intent or ability to regain compliance with the Minimum Bid Price Rule, the outcome of the Nasdaq hearing and appeal process, and the anticipated actions by the Nasdaq Staff and the Company’s responses and their anticipated outcome, and the ability for the common stock to remain listed on Nasdaq. Any forward-looking statements in this Current Report on Form 8-K are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in or implied by the forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as discussions of potential risks, uncertainties and other important factors in any subsequent Company filings with the Securities and Exchange Commission. All information in this Current Report on Form 8-K is as of the date of the filing; the Company undertakes no duty to update this information unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransCode Therapeutics, Inc.

Date: May 10, 2024	By:	/s/ Thomas A. Fitzgerald
Thomas A. Fitzgerald
Interim Chief Executive Officer; Chief Financial Officer